EXHIBIT 99.1

PRESS RELEASE — FOR IMMEDIATE RELEASE

CONTACT: Kenneth R. Howe, Chief Financial Officer
(248) 737-4190

AGREE REALTY CORPORATION REPORTS FOURTH QUARTER

2003 OPERATING RESULTS

Fourth Quarter 2003 Highlights:

Financial Information

          • Diluted FFO per share of $0.65

          • $0.485 per share quarterly dividend paid January 6, 2004

     FARMINGTON HILLS, MI (February 24, 2004) — Agree Realty Corporation (NYSE: ADC) today announced results for the quarter ended December 31, 2003. For the fourth quarter, funds from operations increased 17.6% to $4,647,000 compared with funds from operations in the fourth quarter of 2002 of $3,953,000. Diluted funds from operations per share were $0.65 per share compared with $0.77 per share for the fourth quarter of 2002. Net income increased to $3,997,000, or $0.62 per share on a diluted basis, compared with net income for the fourth quarter of 2002 of $2,572,000, or $0.58 per share. Total rental revenues increased 7.1% to $7,360,000, compared with total rental revenues of $6,871,000 in the fourth quarter of 2002. A reconciliation of net income to FFO is included in the financial table accompanying this press release.

     For the year ended December 31, 2003, funds from operations increased 8.5% to $15,195,000 ($16,156,000 before a charge for early extinguishment of debt) compared with funds from operations for the year ended December 31, 2002 of $14,009,000. Diluted funds from operations per share were $2.55 per share ($2.72 per share before a charge for early extinguishment of debt) compared with $2.74 per share for the fourth quarter of 2002. Net income was $10,472,000, or $1.99 per share on a diluted basis, compared with net income for the comparable period last year of $8,772,000, or $1.97 per share. Total rental revenues increased 11.3% to $27,911,000, compared with total rental revenues of $25,083,000 for the comparable period last year.

Funds from Operations

     Management considers Funds from Operations (“FFO”) to be a useful supplemental measure to evaluate operating performance. The Company considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions and excluding depreciation, FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies. FFO is defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) to mean net income computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization. FFO should not be considered as an alternative to net income as the primary indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity. In addition, our method of calculating FFO may not be comparable to the methods used by other REITs and, accordingly may be different from similarly titled measures reported by other companies.

Dividend

     We paid a cash dividend of $0.485 per share on January 6, 2004 to shareholders of record on December 22, 2003. The dividend is equivalent to an annualized dividend of $1.94 per share and represents a payout ratio of 74.2% of funds from operations for the quarter.

Financing

     During the fourth quarter 2003, we financed four (4) single tenant net leased properties. The amount of the self amortizing mortgage was $15 million and carries a rate of 6.20% for 15 years.

Portfolio Results

     At December 31, 2003, Agree Realty Corporation’s total assets were $191,686,000. At quarter end our portfolio consisted of 50 properties totaling 3,494,558 million square feet located in 13 states. The portfolio was 97% leased at the end of the quarter.

Annualized Base Rent of our Properties

The following is a breakdown of base rents in place at December 31, 2003 for each type of retail tenant:

National		$22,605,413	88%
Regional		1,985,713	8
Local		1,043,309	4

	Total	$25,634,435	100%

Lease Expirations

     The following table shows lease expirations for the next 10 years for our freestanding properties and community shopping centers, assuming that none of the tenants exercise renewal options.

		December 31, 2003
		Gross Leasable Area		Annualized Base Rent
	Number
Expiration	of Leases	Square	Percent		Percent
Year	Expiring	Footage	of Total	Amount	of Total
2004	12	40,259	1.15%	$194,904	.76%
2005	21	155,367	4.45	888,599	3.47
2006	35	167,724	4.80	1,386,099	5.41
2007	12	63,330	1.81	431,097	1.68
2008	23	383,138	10.96	1,441,445	5.62
2009	6	152,390	4.36	621,281	2.42
2010	7	213,135	6.10	1,243,929	4.85
2011	6	178,903	5.12	1,116,688	4.36
2012	—	—	—	—	—
2013	1	51,868	1.49	492,746	1.92

Total	123	1,406,114	40.24%	$7,816,788	30.49%

Operating Partnership Units

     As of December 31, 2003 there were 673,547 operating partnership units outstanding.

     Agree Realty Corporation owns, manages and develops properties which are primarily single tenant properties and neighborhood community shopping centers, located in thirteen (13) states and leased to major retail tenants.

     Agree Realty Corporation considers portions of the information contained in this release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 27E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectation for future periods. Such statements are, by their nature, subject to certain risks and uncertainties. The Company cautions that, as a result of a number of factors, actual results could differ materially from those set forth in this presentation. Other risks, uncertainties and factors that could cause actual results to differ materially than those projected are detailed from time to time in reports filed by the Company with the Securities and Exchange Commission, including Forms 8-K, 10-Q and 10-K.

     For additional information, visit the Company’s home page on the Internet at http://www.agreerealty.com

Agree Realty Corporation
Operating Results (in thousands, except per share amounts)
(Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2003	2002	2003	2002
Revenue
Minimum rents	$6,261	$5,710	$24,333	$21,594
Percentage rent	87	170	186	248
Operating cost reimbursements	914	834	2,951	2,558
Unconsolidated entities	97	153	438	674
Gain on sale of assets	835	—	835	—
Management fees and other	1	4	3	9

Total Revenue	8,195	6,871	28,746	25,083

Expenses
Real estate taxes	408	435	1,779	1,694
Property operating expenses	449	512	1,949	1,609
Land lease payments	183	185	737	739
General and administrative	599	546	2,275	2,012
Depreciation and amortization	1,041	934	4,082	3,713
Interest expense	1,124	1,616	5,684	6,196
Early extinguishment of debt	—	—	961	—

Total Expenses	3,804	4,228	17,467	15,963

Income before minority interest and discontinued operations	4,391	2,643	11,279	9,120
Minority interest expense	442	348	1,278	1,199

Income before discontinued operations	3,949	2,295	10,001	7,921
Income from discontinued operations	48	277	471	851

Net Income	$3,997	$2,572	$10,472	$8,772

Net Income — per share	$0.62	$0.58	$1.99	$1.97

Reconciliation of Funds from Operations to Net Income
Net income	$3,997	$2,572	$10,472	$8,772
Depreciation of real estate assets	1,029	975	4,165	3,841
Amortization of leasing costs	12	17	55	68
Gain on sale of assets	(835)	—	(835)	—
Minority interest	444	389	1,338	1,328

Funds from Operations	$4,647	$3,953	$15,195	$14,009

Funds from Operations — per share	$0.65	$0.77	$2.55	$2.74

Weighted average number of shares and “OP” units outstanding	7,109	5,122	5,949	5,120

Agree Realty Corporation
Consolidated Balance Sheets (in thousands)
(Unaudited)

	Dec 31,	Dec 31,
	2003	2002
ASSETS
Real estate investments, at cost	$221,225	$210,985
Accumulated depreciation	(38,476)	(37,456)
Cash and cash equivalents	1,004	1,096
Cash — restricted	4,310	—
Rents receivable	622	785
Investments in and advances to unconsolidated entities	330	315
Deferred costs, net of amortization	1,387	1,425
Other assets	1,284	1,012

Total Assets	$191,686	$178,162

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgages payable	$55,967	$71,589
Construction loans	1,569	5,612
Notes payable	26,500	38,083
Other liabilities	5,640	4,468

Total Liabilities	89,676	119,752

Total Minority Interest	5,822	5,787

Common stock	1	1
Additional paid-in capital	108,252	64,506
Accumulated deficit	(11,228)	(11,135)
Unearned compensation	(837)	(749)

Total Stockholders’ Equity	96,188	52,623

	$191,686	$178,162